Exhibit 99.3

Humboldt Depot/ GrowGeneration Commercial Lease

Basic Lease Information

Recitals

Section 1.	Premises
Section 2.	Term
Section 3.	Rent
Section 4.	Utilities
Section 5.	Taxes
Section 6.	Permits
Section 7.	Insurance
Section 8.	Repairs and Maintenance
Section 9.	Alterations
Section 10.	Use
Section 11.	Environmental Provisions
Section 12.	Damage and Destruction
Section 13.	Default
Section 14.	Assignment and Subletting
Section 15.	Estoppel
Section 16.	Attornment
Section 17.	Subordination
Section 18.	Entry
Section 19.	Late Charges and Interest
Section 20.	Security Deposit
Section 21.	Entire Agreement
Section 22.	Time of Essence
Section 23.	Attorney Fees
Section 24.	Severable
Section 25.	Governing Law
Section 26.	No Option
Section 27.	Successors and Assigns
Section 28.	No Third-Party Beneficiaries
Section 29.	Memorandum of Lease
Section 30.	No Agency, Partnership, or Joint Venture
Section 31.	No Merger
Section 32.	Signs
Section 33.	No Waiver
Section 34.	Financial Statements
Section 35.	Limitation of Liability
Section 36.	Notices
Section 37.	Brokerage Commission
Section 38.	Authorization
Section 39.	Holding Over
Section 40.	Intrabuilding Network Cables
Section 41.	Surrender

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Section 42.	Joint and Several
Section 43.	Covenants and Conditions
Section 44.	Addenda
Exhibit A.	Land Description
Exhibit B.	Site Plan
Exhibit C.	Form of Insurance Certificate
Exhibit D.	List of Permitted Hazardous Materials
Exhibit E.	Estoppel Certificate
Exhibit F.	Environmental Certification

Basic Lease Information

Effective Date: 1/30/2018

Landlord: Denis E. Cosby

Landlord’s Address for Notice (“Landlord’s Address”): 2350 Central Avenue, McKinleyville, California 95519.

Tenant: GrowGeneration Corp., Darren Lampert, CEO

Tenant’s Address for Notice (“Tenant’s Address”): 2330 Central Ave. #3 & 4, Mckinleyville, CA 95519

Real Property (“Real Property”): A portion of the parcel of land situated in the unincorporated area of the County of Humboldt, State of California, described in attached Exhibit A.

Lease Space: an approximately 60’ x 56’ rental shop & retail space of approx. 3,360 rentable sq.ft. with 11 parking spaces and 1 handicap parking space, as shown on the attached Site Plan as Exhibit B.]

Term (“Term”): Three (3) years with an option to renew.

Commencement Date (“Estimated Commencement Date”): 1/30/2018

Initial Base Rent Per Month (“Base Rent”): $3,360.00 per month.

Security Deposit (“Security Deposit”): $3,360.00 (received)

Broker (“Broker”): None

Lease Year (“Lease Year”): During the Term, each period of approximately 365 days. The first period will commence on the Commencement Date and end on the day prior to the first anniversary of that period and each successive period.

Permitted Use (“Permitted Use”): The Premises are to be used for the exclusive purpose of operating a rental shop and retail space, for uses normally incident to that purpose and for no other purpose.

The terms and provisions in the Basic Lease Information above and the Attached Exhibits are a part of the following Lease. The definitions in the Basic Lease Information apply to all references in this Lease to those terms and provisions. If this Lease and the Basic Lease Information contain conflicting definitions, the Basic Lease Information definition will control.

Landlord (____[landlord’s initials]) and Tenant (____[tenant’s initials]) agree.

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Section 1. Premises.

Landlord leases to Tenant the Real Property. The Real Property and the Improvements are collectively referred to as the “Premises.”

Section 2. Term.

(a) Commencement Date. The Term of this Lease will Commence (“Commencement Date”) on the earliest of the following dates: 2/1/2018

The Term of the Lease will continue for the period of time specified as the Term or until this Lease is terminated as otherwise provided for in the lease.

Section 3. Rent.

(a) Initial Base Rent. Tenant will pay to Landlord, at any address that Landlord may designate in writing to Tenant, the Base Rent. The rent must be paid, without the need for notice, demand, offset, or deduction, on the first day of each calendar month. Upon the execution of this Lease, Tenant will pay to Landlord the first month’s Base Rent. If the Term commences or ends on a date other than the first or last day of a month, Tenant must pay on the Commencement Date or the first day of the last month a Base Rent prorated on a per diem basis with respect to the portion of the month within the Term. All sums other than Base Rent that Tenant is obligated to pay under this Lease will be deemed to be additional rent due, regardless of whether those sums are designated as “additional rent.” The term “Rent” means the Base Rent and all additional rent payable under this Lease.

(b) Scheduled Base Rent Increases. Base Rent will be negotiated at the end of the three year lease. Increase will be based on the Consumer Price Index for All Urban Consumers, West Cities Average, published by the United States Department of Labor, Bureau of Labor Statistics.

Section 4. Utilities

Tenant agrees to indemnify, release, defend, and hold Landlord harmless against all utility charges.

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Section 5. Taxes

(a) Real Property Taxes. Landlord will pay to the proper taxing authorities, as they become due, all Real Property Taxes applicable to the Premises.

(b) Personal Property Taxes. Prior to delinquency. Tenant will pay all taxes and assessments levied on trade fixtures, alteration, additions, improvements , inventories, and other personal property located or installed on the Premises by Tenant. Tenant will also provide Landlord copies of receipts for payment of all those taxes and assessments. To the extent any taxes are not separately assessed or billed to Tenant, Tenant will pay the amount as invoiced by Landlord. If requested by Landlord.

Section 6. Permits

Tenant shall obtain any and all permits and licenses necessary to comply with any governmental or regulatory agencies, including but not limited to, a use permit from the Humboldt County Planning Department.

Section 7. Insurance.

(a) Tenant’s Obligations. Tenant will, at Tenant’s expense, obtain and keep in force at all times the following insurance:

(i) Casualty Insurance, Casualty insurance insuring the Improvements against fire, and extended coverage , if applicable) for the full replacement cost of the Improvements, with deductibles and the form and endorsements of the coverage as selected by Landlord.

(ii) General Liability Insurance. A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products and completed operations, and personal and advertising injury coverage.

(iii) Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by tenant in the conduct of Tenant’s operations on the Premises.

(iv) Personal Property Insurance. “All risk” property insurance, including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any equipment of Tenant and coverage for the full replacement cost, including electronic data processing equipment, and coverage for the full replacement cost of the equipment. If the property of Tenant’s invitees is to be kept in the Premises, the insurance should include warehouser’s legal liability or customers’ insurance for full replacement cost of the property belonging to invitees and located in Premises.

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(b) General Insurance Provisions.

(i) Insurance Companies. Insurance required to be maintained by Tenant will be written by companies licensed to do business in the state in which the Premises are located and having a “General Policyholders Rating” of at lease A, or a higher rating if required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.”

(ii) Certificates of Insurance. Tenant will deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of attached Exhibit C no later than seven (7) days prior to the date of possession of the Premises. Tenant will, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or “binders.” Each certificate will expressly provide that the policies are not cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Lease. However, in the case of cancellation for nonpayment of premium, the cancellation will not take effect until at least (10) days’ notice has been given to Landlord. If Tenant fails to maintain any insurance required in this Lease. Tenant will be liable for all losses and costs resulting from that failure; Landlord will have the right, but not the obligation, to obtain insurance on behalf of Tenant, and Tenant will immediately on demand pay Landlord the premiums on the insurance; and Landlord may declare a default under this Lease.

(iii) Additional Insureds. Landlord and any property management company of Landlord for the Premises must be named as additional insureds under all of the policies required by Section 8(a). The policies required under Section 8(a)(ii) must provide for severability of interest.

(iv) Primary Coverage. All insurance to be maintained by Tenant must, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy must provide primary insurance. The limits of insurance maintained by Tenant will not limit Tenant’s liability under this Lease.

(v) Waiver of Subrogation. Tenant waives any right to recover against Landlord for damages to Tenant’s Property covered by insurance. This fully waives, for the benefit of Landlord, any rights and claims that might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to this Lease must include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance that conforms to attached Exhibit C.

(c) Indemnification. Landlord will not be liable for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition, or order of government body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Premises or failure to make any repair. Tenant will indemnify and defend Landlord, by counsel acceptable to Landlord against any liabilities, including reasonable attorney fees and court costs, arising out of or relating to the following.

(i) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Tenant, Tenant’s invitees, or anyone about the Premises, or from any other cause except to the extent caused by Landlord’s negligence or willful misconduct;

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(ii) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises; and

(iii) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease.

The provisions of this Section 8(c) will survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to the expiration or termination.

Section 8. Repairs and Maintenance.

(a) Landlord’s Obligations. Subject to the terms of this Section, Landlord shall maintain the structural portions of the roof, foundation, and load-bearing portions of walls of the Improvements, including glass, doors, plumbing and lights, not including bulbs. Landlord will not be required to make any repair resulting from:

(i) any alteration or modification to the Improvements or to mechanical equipment within the Improvements performed by, for, or because of Tenant or to special equipment or systems installed by, for, or because of Tenant;

(ii) the installation, use, or operation of Tenant’s property, fixtures, and equipment;

(iii) the moving of Tenant’s property in or out of the Improvements or in and about the Premises;

(iv) Tenant’s use or occupancy of the Premises in violation of Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease;

(v) the acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenant’s, licensees, or contractors;

(vi) fire and other casualty, except as provided by Section 13 of this Lease; or

(vii) condemnation, except as provided in Section 14, of this Lease.

Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. Tenant waives any right to repair at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect.

(b) Tenant’s Obligations. Except for the portions of the Premises expressly required to be maintained by Landlord under Section 9(a), Tenant, at Tenant’s expense, will maintain the Premises in good order including, without limitation, floor coverings, walls and wall coverings and truck aprons and any signage. If Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, Landlord may perform the maintenance, repairs, refurnishing, or repairing at Tenant’s expense.

(c) Tenant to keep premises clean and orderly with regular garbage service. This includes interior and exterior areas. No storage permitted outside unless in an enclosed trailer or storage container.

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Section 9. Alterations.

(a) Trade Fixtures and Alterations. Tenant will not make or allow any additions, alterations, installations, or improvements in or to the Premises (collectively, “Alterations”) without the prior written consent of Landlord, which will not be unreasonably withheld. Unless Landlord has waived this requirement in writing, together with Tenant’s request for approval of any Alteration, Tenant must also submit details about design concept, plans and specifications, names of proposed contractors, and financial and other pertinent information about any contractors (including, without limitation, the labor organization affiliation or lack of affiliation of any contractors), certificates of insurance to be maintained by Tenant’s contractors, hours of construction, proposed construction methods, details about the quality of the proposed work and, if reasonably required by Landlord, evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment by the contractor of all costs of the work. For any alteration that is visible from outside the Premises, the proposed Alteration must, in the opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Project. If a Notice of Completion is required for the work, Tenant must file it and provide Landlord with a copy. Tenant must provide Landlord with a set of “as-built” drawings for any work.

(b) Liens. Tenant will promptly pay and discharge all claims for labor performed, supplies furnished, and services rendered at the request of Tenant and will keep the Premises free from all mechanics’ and material men's liens. Tenant will provide at least ten (10) days’ prior written notice to Landlord before any labor is performed, supplies are furnished, or services are rendered at the Premises, and Landlord will have the right to post notices of non responsibility on the Premises. If any lien is filed, Landlord may take any necessary action to remove the lien, and Tenant will pay Landlord any amounts expended by Landlord, together with interest at the Applicable Interest Rate from the date of expenditure.

Section 10. Use.

The Premises will be used only for the Permitted Use and for no other uses. The use will be otherwise consistent with any applicable governmental laws, ordinances, statutes, orders, and regulations or any supplement to these that has been or will be recorded in any official or public records concerning the Project or any portion of it, including, but not limited to, all provisions of the Americans with Disabilities Act [42 USCA 12183 and 12204]; except to the extent that the use results from (a) any work to be done by Landlord pursuant to this Lease, and (b) any work necessitated by defects in the construction of the Building. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, regardless of whether the Landlord is a party, that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

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Section 11. Environmental Provisions.

(a) Definitions. As used in this Section, the following terms have the following definitions:

“Agencies” means any federal, state, or local governmental authorities, agencies, or other administrative bodies with jurisdiction over Tenant or the Premises.

“Environmental Laws” means any federal, state, or local environmental, health, or safety-related laws, regulations, standards, court decisions, ordinances, rules, codes, orders, decrees, directives, guidelines, permits, or permit conditions, currently existing and as amended, enacted, issued, or adopted in the future that are or become applicable to Tenant or the Premises.

“Hazardous Material” means any chemical, substance, material, controlled substance, object, condition, waste, living organism, or combination that is or may be hazardous to human health or to the safety of the environment due to its radioactivity, flammability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness, or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms, or combinations that are now or become in the future listed, defined, or regulated in any manner by any Environmental Law based upon, directly or indirectly, their properties or effects.

“Tenant’s Parties” means Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, designees, or sub tenant's.

(b) Use of Hazardous Materials. Tenant will not use or allow the use of the Premises in a manner that may cause “Hazardous Materials” to be released or to become present on, under, or about the Premises or other properties in the vicinity of the Premises.

(c) Environmental Compliance.

(i) Tenant and Tenant’s Parties will not, at any time during the Term, cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises, the Building, or the Project for any purpose, except as specifically approved in writing by Landlord (‘Permitted Hazardous Materials”), as amended from time to time. A copy of the Permitted Hazardous Materials as of the date of this Lease is attached as Exhibit D. Any material change to the Permitted Hazardous Materials must be approved in advance in writing by Landlord, whose approval will not be unreasonably withheld.

(ii) During the Term, Tenant will take reasonable steps to protect against intentional or negligent acts or omissions of third parties that might result directly or indirectly in the release, disposal, or other placement of Hazardous Materials on or under the Premises.

(iii) No asbestos-containing materials will be manufactured or installed for any purposes on or as part of the Premises, whether as part of Tenant’s or Tenant’s Parties’ business operations or as tenant improvements, unless specifically identified on Exhibit D and approved in advance in writing by Landlord, whose approval will not be unreasonably withheld.

(iv) Tenant will keep, operate, and maintain the Premises in substantial compliance with all, and will not cause or permit the Premises to be in violation of any, Environmental Laws.

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(d) Underground Storage Tanks.

(i) Neither Tenant nor any of Tenant’s Parties will install or use any underground storage tanks on the Premises unless specifically approved in advance in writing by Landlord, which approval may be withheld in Landlord’s sole discretion. If Landlord approves Tenant’s installation or use of underground storage tanks, Tenant will be responsible for compliance with all applicable requirements and Environmental Laws, including, but not limited to, financial assurance requirements, and must furnish evidence satisfactory to Landlord of that compliance. Tenant will also test the soil for settling and conduct appropriate tests of the tank and associated piping and equipment at the time of installation to assure that the tank has been properly installed.

(ii) At Landlord’s option, upon termination of this Lease at any time and for any reason, Tenant will, within forty-five (45) days from the date of termination, remove and close all underground storage tanks and related equipment and clean up and remove all Hazardous Materials in, on, under, and about the Premises, in accordance with the requirements of all Environmental Laws and to satisfaction of the Agencies (defined in Section 12[1]) and Landlord, and deliver to Landlord a copy of a certificate of closure issued for the tanks by the Agencies.

(e) Landlord’s Right of Entry and Testing. Landlord and Landlord’s representatives have the right, but not the obligation, at any reasonable time to enter onto and to inspect the Premises and to conduct reasonable testing, monitoring, sampling, digging, drilling, and analysis to determine if Hazardous Materials are present on, under, or about the Premises and to review and copy any documents, materials, data, inventories, financial data, or notices or correspondence to or from private parties or governmental authorities (collectively, “Inspection”). If the Investigation indicates the presence of any environmental condition that occurred during the Term as a result of Tenant’s or Tenant’s Parties’ activities, or failure to act where Tenant had a duty to act, in connection with the Premises, Tenant will reimburse Landlord for the cost of conducting the tests.

(f) Notification.

(i) Tenant must give immediate written notice to Landlord of:

(A) any enforcement, remediation, or other regulatory action or order, taken or threatened, by any Agency regarding, or in connection with, the presence, release, or threat of release of any Hazardous Material on, under, about, or from the Premises, or any tanks on the Premises, or otherwise resulting from Tenant’s use of the Premises;

(B) all demands or claims made or threatened by any third party against Tenant or Tenant’s Parties or the Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, or about, or from the Premises or otherwise resulting from Tenant’s use of the Premises;

(C) any significant spill, release, or discharge of a Hazardous Material on, under, about, or from the Premises, including, without limitation, any spill, release, or discharge required to be reported to any Agency under applicable Environmental Laws; and

(D) all incidents or matters where Tenant and Tenant’s Parties are required to give notice to any Agency pursuant to applicable Environmental Laws.

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(ii) Tenant must promptly provide to Landlord copies of all materials, reports, technical data, Agency inspection reports, notices and correspondence, and other information or documents relating to incidents or matters subject to notification under Section 12(f)(i). Also, Tenant must promptly furnish to Landlord copies of all permits, approvals, and registrations Tenant receives or submits with respect to Tenant’s operation on the Premises, including, without limitation, any underground storage tank registrations, installation permits, and closure permits.

(g) Remediation.

(i) If any Hazardous Materials are released or found on, under, or about the Premises arising out of Tenant’s or Tenant’s Parties’ activities, or failure to act where Tenant had a duty to act, in connection with the Premises, Tenant must promptly take all actions, at Tenant’s sole expense, necessary to investigate and remediate the release of presence of Hazardous Materials on, under, or about the Premises in accordance with Environmental Laws and the requirements of all Agencies. However, unless an emergency situation exists that requires immediate action, Landlord’s written approval of these actions will first be obtained, and the approval will not be unreasonably withheld. Landlord’s right of prior approval of these actions includes, but is not limited to, the selection of any environmental consultant to perform work on or related to the Premises, the scope of work, and sampling activities to be performed by the consultant before the report is final. Tenant will provide Landlord with at least three (3) business days’ advance notice of any sampling, and upon request of Landlord, will split samples with Landlord. Tenant will also promptly provide Landlord with the results of any test, investigation, or inquiry conducted by or on behalf of Tenant or Tenant’s Parties in connection with the presence or suspected presence of Hazardous Materials on, under, about, or from the Premises. Tenant must notify Landlord in advance and give Landlord the right to participate in any oral or written communications with regulatory agencies concerning environmental conditions on or arising from the Premises. Landlord has the right, but not the obligation, to assume control of any required remediation on the Premises at Tenant’s expense if Tenant fails to notify Landlord and obtain Landlord’s approvals as required under Section 12(h). Within thirty (30) days after Tenant’s completion of any remediation of the Premises, Tenant must deliver to Landlord a letter from the applicable Agency stating that the remediation was undertaken in accordance with all applicable Environmental Laws and that any residual contamination remaining after the remediation does not pose a threat to human health or the environment.

(ii) If Tenant or Tenant’s Parties have caused or permitted a release of Hazardous Materials that results in or threatens to result in Hazardous Materials becoming present on, under, or about the Premises, threatens public health or safety or the environment, or is in noncompliance with any applicable Environmental Laws or requirements of Section 12, Landlord may demand that Tenant promptly take action in accordance with Section 12(h)(i). If Tenant does not respond within thirty (30) days (unless there is an emergency, in which case Tenant must respond as soon as practicable, but not less than three (3) days), Landlord has the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate the release of noncompliance at Tenant’s sole expense, which sums will be immediately due and payable upon receipt of an invoice and will constitute additional rent under this Lease.

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(h) Annual Certification. On the date that is one year from the commencement of the Term and annually after that, Tenant must provide Landlord with a letter certifying that Tenant has complied with all applicable Environmental Laws and the requirements of all applicable Agencies and that no soil or ground water contamination has occurred on or originated from the Premises in the form of attached Exhibit D.

(i) Expiration and Termination Procedures. Upon expiration or termination of this Lease and if contamination is suspected, upon the request of Landlord, Tenant will perform all of the following activities at Tenant’s sole expense:

(i) an environmental assessment of the Premises to evaluate the environmental condition of the Premises and any potential environmental liabilities and in accordance with Section 11(e);

(ii) all remedial or other work identified in the environmental assessment in accordance with Section 11(h) and all applicable Environmental Laws;

(iii) all corrective, remedial, repair, or other work necessary to correct any alleged violations, deficiencies, or hazards noted by any environmental governmental agency; and

(iv) all steps necessary to terminate, close, or transfer all environmental permits, licenses, and other approvals or authorizations for the Premises or for activities, equipment or conditions on the Premises, in accordance with all Environmental Laws. Tenant will also obtain and provide to Landlord the written approval or verification of the satisfactory completion of the termination, closure, or transfer from each Agency with jurisdiction over the environmental permit, license, or other approval.

(j) Liability.

(i) Tenant’s Indemnification of Landlord, Tenant will indemnify, protect, defend, and hold harmless Landlord and Landlord’s partners, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively “Landlord Indemnities") from all claims, judgments, causes of action, damages, penalties, fines, taxes, cost, liabilities, losses, and expenses arising (directly or indirectly) as a result of or in connection with Tenant’s or Tenant’s Parties’ breach of any prohibition or provision of Section 12, or the presence of any Hazardous Materials on or under the Premises during the Term or any Hazardous Materials that migrate from the Premises to other properties, as a result (directly or indirectly) of Tenant’s or Tenant’s Parties’ activities, or failure to act where Tenant had a duty to act, on or in connection with the Premises.

This obligation by tenant to indemnify, protect, defend, and hold harmless Landlord Indemnities includes, without limitations, costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any Hazardous Materials present on, under, or about the Premises; the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; all foreseeable consequential damages; all reasonable damages for the loss or restriction on use or rentable or usable space or of any amenity of the Premises; all reasonable sums paid in settlement of claims; reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. Neither the written consent of Landlord to the presence of Hazardous Materials on or under the Premises, nor the strict compliance by Tenant with all Environmental Laws, will excuse Tenant from the indemnification obligation. This indemnity will survive the expiration or termination of this Lease. Further, if Landlord detects a deficiency in Tenant’s performance under this indemnity and Tenant fails to correct the deficiency within ten (10) days after receipt of written notice from Landlord, Landlord has the right to join and participate in any legal proceedings or actions affecting the Premises that are initiated in connection with any Environmental Laws. However, if the correction of the deficiency takes longer than ten (10) days, Landlord may join and participate if Tenant fails to commence corrective action within the ten (10) day period and after that diligently proceeds to correct the deficiency.

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(ii) Landlord’s Indemnification of Tenant. Landlord will indemnify, protect, defend, and hold harmless Tenant and Tenant’s partners, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively “Tenant Indemnitees”) against all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising as a result (directly or indirectly) of or in connection with any Existing environmental Condition, or the presence of any Hazardous Materials on the Premises during the Term or any Hazardous Materials that migrate from the Premises to other properties, as a result (directly of indirectly) of Landlord’s or Landlord’s Parties’ activities, or failure to act where Landlord had a duty to act, on or in connection with the Premises. This obligation by Landlord to indemnify, protect, defend, and hold harmless Tenant Indemnitees includes, without limitation, costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any Hazardous Materials present on the premises; the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; all foreseeable consequential damages; all reasonable damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; all reasonable sums paid in settlement of claims, reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. The strict compliance by Landlord with all Environmental Laws will not excuse Landlord from the indemnification obligation. This indemnity will survive the expiration or termination of this Lease. If Tenant detects a deficiency in Landlord’s performance under this indemnity and Landlord fails to correct the deficiency within ten (10) days after receipt of written notice from Tenant, Tenant will have the right to join and participate in any legal proceedings or actions affecting the Premises initiated in connection with any Environmental Laws. However, if the correction of the deficiency takes longer than ten (10) days, Tenant will have the right to join and participate if Landlord fails to commence corrective action within the ten (10) day period and after that diligently proceeds to correct the deficiency.

(k) Tenant’s Release of Landlord. Tenant on behalf of Tenant and Tenant’s successors, assigns, and successors-in-interest waives, releases, remises, acquits, and discharges Landlord Indemnitees from all claims, actions, causes of actions, demands, rights, damages, costs, expenses, or compensation, direct or indirect, known or unknown, foreseen or unforeseen, that Tenant now has or that may arise in the future on account of the physical condition of the real property; the Environmental Laws, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USCA 9601 et seq., or their application to the Premises; or the existence or condition of any fill, excavation, or filled ground on the real property that may affect the use, maintenance, monitoring, or otherwise of any underground storage tanks or related equipment installed by Tenant or Tenant’s Parties. Also, Tenant waives the benefit of Civil Code 1542, which reads as follows:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Tenant’s release of Landlord does not apply to any Existing Environmental Condition or the presence of Hazardous Materials on the Premises during the Term as a result of the conduct or activities of Landlord, not will tenant’s release of Landlord affect Tenant’s discovery rights against Landlord in connection with any action brought by a third party.

Section 12. Damage and Destruction.

(a) Casualty. If the Improvements are damaged or destroyed by fire or other casualty, Tenant will give immediate written notice to Landlord. Within thirty (30) days after receipt, Landlord will notify Tenant whether repairs can reasonably be made (1) within ninety (90) days, (2) in more than ninety (90) days, but in less than one hundred eighty (180) days; or (3) in more than one hundred eighty (180) days from the date of notice.

(i) Less Than 90 Days. If the Premises are damaged only to the extent that rebuilding or repairs can be reasonably completed within ninety (90) days, this Lease will not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord will repair the Premises. However, Landlord will not be required to rebuild, repair, or replace any Alterations that may have been placed on the Premises for Tenant. The Rent will be abated proportionately from the date Tenant vacates the Premises only to the extent the Premises are unfit for occupancy.

(ii) Greater than 90 Days. If the Improvements are damaged only to the extent that rebuilding or repairs can be reasonably completed in more than ninety (90) days, but in less than on hundred eighty (180) days, Landlord will have the option of (1) terminating the Lease effective upon the occurrence of the damage, in which event the Rent will be abated from the date Tenant vacated the Premises; or (2) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage. However, Landlord will not be required to rebuild, repair, or replace any part of the Alterations that may have been place on the Premises for the Tenant. The Rent will be abated proportionately from the date Tenant vacates the Premises only to the extent the Premises are unfit for occupancy. If Landlord fails to complete repairs within one hundred eighty (180) days after the date on which Landlord is notified by Tenant (that period to be extended for delays caused by Tenant. Tenant may, within ten (10) days after the expiration of the one hundred eighty (180) day period, terminate this Lease by delivering written notice to Landlord as Tenant’s exclusive remedy. All rights under this Lease will cease and terminate thirty (30) days after Landlord’s receipt of notice.

(iii) Greater Than 180 Days. If the Improvements are so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days, either Landlord or Tenant may terminate by giving written notice within ten (10) days after notice from Landlord regarding the time period of repair. This Lease and the rent will be abated from the date Tenant vacates the Premises. If neither party elects to terminated this Lease, Landlord will promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to fully repair the damage. However, Landlord will not be required to rebuild, repair, or replace any Alterations that may have been placed on the Premises for the Tenant. During the time when Landlord is prosecuting repairs to completion, the Rent will be abated proportionately from the date Tenant vacates the Premises only to the extent and only during the period that the Premises are unfit for occupancy.

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(b) Tenant’s Fault. If any portion of the Premises is damaged resulting from the fault or breach of this Lease by Tenant or any of Tenant’s Parties, the Rent will be diminished during the repair of the damage only to the extent the Premises are unfit for occupancy and Tenant will be liable to Landlord for the cost of the repair to the extent the cost is not covered by insurance proceeds.

(c) Uninsured Casualty. Tenant is responsible for and will pay to Landlord any deductible amount under the property insurance for the Improvements up to a maximum of One Thousand Dollars ($1,000.00). If any portion of the Improvements is damaged and is not fully covered by insurance proceeds received by Landlord for any reason other than Landlord’s failure to obtain insurance as required under Section 8(a) (and Tenant elects not to pay any difference) or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to the indebtedness, Landlord will have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant. All rights and obligations will then cease and terminate under this Lease.

(d) Waiver. With respect to any damage or destruction that Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or later accorded by law.

Section 13. Default.

(a) Events of Default. The occurrence of any of the following events will, at Landlord’s option, constitute or event of default (“Event of Default”):

(i) failure to pay Rent on the date when due, the failure continuing for a period of ten (10) days after payment is due;

(ii) vacation or abandonment of the Premises for a period of thirty (30) consecutive days;

(iii) failure to perform Tenant’s covenants under this Lease (except default in the payment of Rent); provided that if this default is susceptible of cure and Tenant has promptly commenced the cure of this default and is diligently prosecuting the cure to completion, then the default must remain uncured for thirty (30) days after written notice from Landlord;

(iv) the making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency, or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the petition within sixty (60) days of the filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution, or other judicial seizure of substantially all the Tenant's assets or this leasehold; or

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(v) the making of any material misrepresentation or omission by tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

(b) Remedies.

(i) Termination. In the event of the occurrence of any Event of Default, Landlord will have the right to give a written termination notice to Tenant and, on the date specified in that notice, this Lease will terminate unless on or before that date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord have been paid by Tenant and all other Events of Default at the time existing have been fully cured to the satisfaction of Landlord.

(A) Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (1) peaceably re-enter the Premises on voluntary surrender by Tenant; (2) remove Tenant and any other persons occupying the Premises, using any legal proceedings that may be available; (3) repossess the Premises or relet the Premises or any part of them for any term (which may be for a term extending beyond the Term), at any rental and on any other terms and conditions that Landlord in Landlord’s sole discretion may determine, with the right to make reasonable alterations and repairs to the Premises, and (4) remove all personal property.

(B) Unpaid Rent. Landlord will have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant (1) the worth, at the time of award of the unpaid Rent that had been earned at the time of termination; (2) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (3) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant Proves could have been reasonably avoided; and (4) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. The phrase “worth, at the time of award,” as used in clauses (1) and (2) above, will be computed at the greater of ten percent (10%) per annum or five percent (5%) per annum plus the federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of the Lease, and as used in clause (3) above, will be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Continuation. Even through an Event of Default may have occurred, this Lease will continue in effect for so long as Landlord does not terminate Tenant’s right to possession. Also, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet them, or any portion of them, to third parties for Tenant’s account. Tenant will be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker’s commissions, expenses of remodeling the Premises, and similar costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant will continue to pay the Rent on the date that it is due. No act by Landlord under this Lease, including acts of maintenance, preservation, or efforts to lease the Premises or the appointment of a receiver on application of Landlord to protect Landlord’s interest under this Lease, will terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that landlord elects to relet the Premises, the rent that Landlord receives from reletting will be applied to pay the following in the order listed:

(A) any indebtedness from Tenant to Landlord other than Base Rent, and other amounts owing to Landlord under this Lease;

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(B) all costs, including maintenance, incurred by Landlord in reletting, and

(C) Base Rent and other amounts owing to Landlord under this Lease.

After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event will Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, that Landlord incurred in reletting that remain after applying the rent received from reletting. So long as this Lease is not terminated, Landlord will have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent all of Landlord’s reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of the expenditure.

(c) Cumulative. Each right and remedy of Landlord provided for in this Lease or now or later existing at law, in equity, by statute, or otherwise, will be cumulative and will not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or later existing at law or in equity, by statute, or otherwise. No payment by Tenant of a lesser amount than the Rent, or any endorsement on any check or letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction of full payment of Rent. However, Landlord may accept this payment without prejudice of Landlord’s right to recover the balance of Rent or to pursue other remedies.

Section 14. Assignment and Subletting.

Tenant will not assign or sublet, whether voluntarily or involuntarily or by operation of law, the Premises or any part of the Premises without Landlord’s prior written approval, which will not be unreasonably withheld. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership of beneficial interest in Tenant constitutes an assignment under this Lease. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant must give Landlord written notice thirty (30) days prior to the anticipated effective date of the assignment or sublease. Landlord will then have a period of thirty (30) days following receipt of notice and all related documents and agreements associated with the assignment or sublease, including, without limitation, the financial statements of any proposed assignee or subtenant, to notify Tenant in writing that Landlord elects (a) to permit Tenant to assign this Lease or sublet space, subject however to Landlord’s prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease received by Landlord or reasonably requested by Landlord; or (b) to disapprove the proposed assignment or subletting. If Landlord fails to notify Tenant in writing of the election, Landlord will be deemed to have elected option (b). This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions of this Lease will be void. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the Rent reserved here and apportion any excess rent collected in accordance with the terms of the preceding sentence. Tenant will continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer will be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the space and for the performance of all the terms and provisions of this Lease arising on or after the date of the transfer. Tenant will not do any act that will in any way encumber the title of Landlord to the Premises or the Project.

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Section 15. Estoppel.

Within ten (10) days after request by Landlord, Tenant will deliver an estoppel certificate duly executed (and acknowledged, if required by any lender) in the form of attached Exhibit F, to any proposed mortgagee, purchaser, or Landlord, Tenant’s failure to deliver this statement in that time period will be an Event of Default under this Lease and it will be conclusive on Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim, or deduction against Rent; and (c) no more than one period’s Base Rent has been paid in advance. Landlord reserves the right to substitute a different form of estoppel certificate requiring substantially the same information from Tenant on the request of any proposed mortgagee or purchaser. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent, or as will substantially, materially, and adversely affect the rights of Tenant), Landlord will give written notice of that to Tenant. The notice will be accompanied by a Lease supplement embodying the amendments. Tenant must, within ten (10) days after the receipt of Landlord’s notice, execute the tendered Lease supplement.

Section 16. Attornment.

In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant will, if requested, attorn to purchaser and recognize purchaser as Landlord under this Lease. However, Tenant’s obligation to attorn to the purchaser will be conditioned on Tenant’s receipt of a nondisturbance agreement.

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Section 17. Subordination

This Lease is subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust that now or later affect the Premises or the Project or Landlord’s interest, or on or against all ground leases, and to all subdivision maps of the Project and all CC&Rs on the Project that are now or may become of record, and all amendments, all without the necessity of Tenant’s executing further instruments to effect the subordination. If requested, Tenant will execute whatever documentation may be required to further effect the provision of this paragraph.

Section 18. Entry.

Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (except in case of an emergency, in which case no notice would be required) to inspect the Premises or the performance by Tenant of the terms and conditions of this Lease, and, during the last six [6] months of the Term, show the Premises to prospective tenants.

Section 19. Late Charges and Interest.

The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service. If Landlord has not received any installment of Rent within Ten (10) days after that amount is due, Tenant must pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Landlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum (“Applicable Interest Rate”) equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Lease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under the circumstances. Landlord and Tenant recognize that the damage that Landlord will suffer in the event of Tenant’s failure to pay these amounts is difficult to ascertain and the late charge and interest are the best estimate of the damage that Landlord will suffer in the event of late payment.

Section 22. Security Deposit.

Upon the execution of this Lease, Tenant has paid to Landlord $3,360 Security Deposit. The Security Deposit will secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of Tenant’s obligations under this Lease, Landlord may apply all or any portion of the Security Deposit toward fulfillment of Tenant’s unperformed obligations. If Landlord does apply the Security Deposit, Tenant must immediately pay Landlord sufficient cash to restore the Security Deposit to the full original amount. The security Deposit will not bear interest.

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Section 21. Entire Agreement.

This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises, and there are no other agreements, either oral or written, other than as set forth in this Lease.

Section 22. Time of Essence.

Time is of the essence in this Lease.

Section 23. Attorney Fees.

In any action that either party brings to enforce rights under this Lease, the unsuccessful party will pay all costs incurred by the prevailing party, including reasonable attorney fees, to be fixed by the court. Those costs and attorney fees will be considered a part of the judgment in that action.

Section 24. Severable.

If any provision of this Lease or the application of any provision is held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the remaining provisions of this Lease and the application of it will remain in full force and will not be affected, impaired, or invalidated.

Section 25. Governing Law.

This Lease will be construed and enforced in accordance with the laws of the state of California.

Section 26. No Option.

Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon the execution and delivery of the document by Landlord and Tenant.

Section 27. Successors and Assigns.

This Lease will be binding on and inure to the benefit of the successors and assigns of Landlord and, to the extent assignment is approved by Landlord, Tenant.

Section 28. No Third-Party Beneficiaries.

Nothing in this Lease is intended to create any third-party benefit.

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Section 29. Memorandum of Lease.

Tenant may not record this Lease or a short memorandum of it without Landlord’s prior written consent.

Section 30. No Agency, Partnership, or Joint Venture.

Nothing contained in this Lease will be deemed or construed by the parties, or by any third party, as creating the relationship of principal and agent, partnership, or joint venture by the parties. It is understood and agreed that not provision contained in this Lease or any acts of the parties will be deemed to create any relationship other than the relationship of landlord and tenant.

Section 31. No Merger.

The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of the Lease or a termination by Landlord will not work a merger and will, at the option of Landlord, terminate all of any existing subtenancies or may, at the option of Landlord, operate as an assignment of Landlord of any subtenancies.

Section 32. Signs.

(a) All signs and graphics of every kind visible from public view, corridors, or the exterior of the Premises will be subject to Landlord’s prior written approval and will be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord’s signage program. Tenant must remove all signs and graphics prior to the termination of this Lease. Installations and removals must be made in a manner so as to avoid injury or defacement of the Premises. Tenant must repair any injury or defacement, including, without limitation, discoloration caused by installation or removal.

(b) Landlord consents to Tenant having a sign on Central Avenue, if approved by applicable governmental laws, ordinance and regulations.

Section 33. No Waiver.

No waiver of any default or breach under this Lease will be implied from any omission to take action on account of this Lease, regardless of any custom and practice or course of dealing. No waiver will affect any default other than the default specified in the waiver, and then the waiver will be operative only for the time and to the extent stated in the Lease. Waivers of any covenant will not be construed as a waiver of any subsequent breach of the same covenant. No waiver by either party of any provision under this Lease will be effective unless in writing and signed by that party.

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Section 34. Financial Statements.

Tenant will provide to any lender, purchaser, or Landlord, within ten (10) days after request, a current, accurate, certified financial statement for Tenant and Tenant’s business prepared under generally accepted accounting principles consistently applied and any other certified financial information or tax returns as may be reasonably required by Landlord, purchaser, or any lender of either.

Section 35. Limitation of Liability.

The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents, or employees of Landlord. Tenant may look solely to the Premises for satisfaction of any liability and may not look to other assets of Landlord or seek recourse against the assets of the individual partners, directors, officers, shareholders, agents, or employees of Landlord. Whenever Landlord transfers Landlord’s interest, Landlord will be automatically released from further performance under this Lease and from all further liabilities and expenses under this Lease and the transferee of Landlord’s interest will assume all liabilities and obligations of Landlord under this Lease from the date of the transfer.

Section 36. Notices.

All notices to be given under this Lease will be in writing and mailed, postage prepaid, by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by telecopy (immediately followed by one of the preceding methods), to Landlord’s Address and Tenant’s Address, or to any other place that Landlord or Tenant may designate in a written notice given to the other party. Notices will be deemed served on the earlier of receipt or three (3) days after the date of mailing.

Section 37. Brokerage Commission.

Landlord and Tenant each represent to the other that each has had no dealings with any broker, finder, or other party concerning Tenant’s lease of the Property. Landlord and Tenant each agree to indemnify and hold the other harmless from all loss, cost, damage, or expense, including reasonable attorney fees, incurred by the other as a result of any claim arising out of the acts of the indemnifying party, or other on that party’s behalf, for a commission, finder’s fee, or similar compensation made by any broker, finder, or any party who claims to have dealt with the indemnifying party. The representations and warranties contained in this Section shall survive the Closing.

Section 38. Authorization.

Tenant will furnish to Landlord, within ten (10) days after written request, evidence satisfactory to Landlord that the person who executed this Lease on behalf of Tenant was duly authorized to do so. Each individual executing this Lease on behalf of Tenant represents and warrants that she or he is duly authorized to execute and deliver this Lease on behalf of Tenant and that the execution is binding upon Tenant.

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Section 39. Holding Over.

If Tenant holds over the Premises or any part of the Premises after expiration of the Term, the holding over will constitute a month-to-month tenancy, at a rent equal to the base Rent in effect immediately prior to the holding over plus ten percent (10%) of the Rent. This paragraph will not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination would not constitute a renewal of this Lease.

Section 40. Intrabuilding Network Cables.

Landlord and Tenant agree as follows:

(a) Cabling and Equipment. Tenant will be responsible, at Tenant’s sole cost, for the maintenance and repair of all telecommunications cabling, wiring, and risers running throughout the Building, together with all of Tenant’s telephones, telecopiers, computers, telephone switching, telephone panels, and related equipment. Tenant agrees to maintain and repair the telecommunications cabling, wiring, and risers running throughout the Building in a good manner.

(b) Right of Entry. In addition to Landlord’s other rights of entry under this Lease, Landlord will have the right to enter into the Leased Premises to inspect the telecommunications cabling, wiring, and risers to assure that the maintenance and repair is being performed in a proper manner.

(c) Designated Provider. Tenant agrees to cause the maintenance and repair of the telecommunications cabling, wiring, and risers to be done by a service provider or independent contractor approved in writing in advance by Landlord.

(d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against all damages, claims, or other liability resulting from Tenant’s repair or maintenance of the telecommunications cabling, wiring, and risers, including, but not limited to, the costs of repair.

(e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property, no matter how caused, in any way connected with the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives any right to claim that any interruption constitutes grounds for a claim or abatement of rent, constructive eviction, or for termination of the Lease.

Section 41. Surrender.

Upon the termination of this Lease or Tenant’s right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant’s failure to perform maintenance, repairs, or replacements will not be deemed “reasonable wear and tear.”

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Section 42. Joint and Several.

If Tenant consists of more than one person, the obligation of all those persons will be joint and several.

Section 43. Covenants and Conditions.

Each provision to be performed by Tenant under this Lease will be deemed to be both a covenant and a condition.

Section 44. Addenda.

The attached Addenda, if any, identified with this Lease and initialed by the parties, are incorporated by this reference.

In Witness Whereof, the parties have executed this Lease as of the date set forth above.

LANDLORD

Denis E. Cosby	Date

TENANT

Darren Lampert, CEO of GrowGeneration Corp.	Date

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